FAEGRE DRINKER BIDDLE & REATH LLP

One Logan Square

Suite 2000

Philadelphia, PA 19103-6996

215-988-2700

Fax: 215-988-2757

www.faegredrinker.com

June 27, 2025

The RBB Fund, Inc.

c/o US Bancorp Fund Services

615 E. Michigan Street

Milwaukee, WI 53202

Dear Sir or Madam:

We have acted as counsel for The RBB Fund, Inc. (“RBB”), a Maryland corporation, in connection with the following:

i. the proposed acquisition by Emerald Growth Fund and Emerald Banking & Finance Evolution Fund, each a newly formed series of RBB (the “Acquiring Emerald Funds”), of all assets and liabilities of the corresponding Emerald Growth Fund and Emerald Finance and Banking Innovation Fund, each a series of Financial Investors Trust (the “Acquired Emerald Funds” and, together with the Acquired F/m Fund, the “Acquired Funds”), in exchange for shares of each corresponding Acquiring Emerald Fund; and

ii. the proposed acquisition by the F/m Emerald Special Situations ETF, a newly formed series of RBB (the “Acquiring F/m Fund”), of all assets and liabilities of the Emerald Insights Fund (the “Acquired F/m Fund”), in exchange for shares of the Acquiring F/m Fund.

The aforementioned proposed acquisitions are referred to herein, each as a “Reorganization” and collectively as the “Reorganizations.”

This opinion relates to the Class A shares, Class C shares, Investor Class shares and Institutional Class shares of common stock of each Acquiring Emerald Fund and the ETF shares of common stock of the Acquiring F/m Fund (collectively, the “Shares”) (par value $0.001 per Share) to be issued in the Reorganizations, and is furnished in connection with the pre-effective amendment No.1 (the “Registration Statement”) to RBB’s registration statement on Form N-14 under the Securities Act of 1933, as amended (the “1933 Act”).

In rendering the opinion hereinafter set forth, we have considered such legal and factual matters as we have deemed necessary and have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as certified or photostatic copies conform to the original documents and that such originals are authentic; (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate; and (iv) the Shares will be issued in accordance with RBB’s Articles of Incorporation, as amended and supplemented; Bylaws, as amended; and resolutions of RBB’s Board of Directors relating to the creation, authorization and issuance of the Shares (the “Resolutions”).

This opinion is based exclusively on the laws of the Commonwealth of Pennsylvania and the federal law of the United States of America. To the extent that this opinion relates to matters governed by the laws of the State of Maryland, we have assumed, with your permission, that such laws are the same as the laws of the Commonwealth of Pennsylvania in all relevant respects.

On the basis of and subject to the foregoing and such other considerations as we deem relevant, we are of the opinion that upon the execution of an Agreement and Plan of Reorganization (each an “Agreement” and collectively, the “Agreements”) for each Reorganization, a copy of which is set forth in the Registration Statement, and the prior satisfaction of the conditions contained in the Agreements, the Shares, when issued pursuant to the Agreements and in the manner referred to in the Registration Statement and the Resolutions, will be validly issued, fully paid and non-assessable by RBB.

This opinion is rendered solely for the use of RBB and the Acquired Funds in connection with the filing of the Registration Statement and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. This opinion is limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Counsel” in the statements of additional information included in the Registration Statement. In giving such consent, however, we do not admit that we are within the categories of persons whose consent is required under section 7 under the 1933 Act or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ FAEGRE DRINKER BIDDLE & REATH LLP
FAEGRE DRINKER BIDDLE & REATH LLP